UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Check the appropriate box:
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☒	Soliciting material Pursuant to §240.14a-12

Crown Castle Inc.

(Name of Registrant as Specified in Its Charter)

BOOTS PARALLEL 1, LP

BOOTS, LP

BOOTS GP, LLC

BOOTS CAPITAL MANAGEMENT, LLC

4M MANAGEMENT PARTNERS, LLC

4M INVESTMENTS, LLC

WRCB, L.P.

CHARLES CAMPBELL GREEN III

DAVID P. WHEELER

THEODORE B. MILLER, JR.

TRIPP H. RICE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

On February 21, 2024, the Pittsburgh Business Times posted the following interview with Theodore B. Miller, Jr., President of Boots Capital Management, LLC (“Boots Capital”), relating to his nomination of four director nominees to the Crown Castle Inc. (“Crown Castle” or the “Corporation”) board of directors. The interview is available at:

https://www.bizjournals.com/pittsburgh/news/2024/02/21/crown-castle-former-ceo-proxy-battle.html, and a copy is set forth below.

Ex-CEO talks about why he’s launching proxy battle for Crown Castle

Pittsburgh Business Times

By Paul J. Gough

21 February 2024

Why is co-founder and former Crown Castle CEO Ted Miller launching a proxy battle at his former company? Because he said he can’t sit by and watch the company he put so much effort into fall on hard times.

Miller, who runs Boots Capital Management, said he wants to see the company he led from 1994 to 2001 succeed.

“Yes, it’s my baby, but it’s all about value, it’s about the shareholders, and it’s about the employees,” Miller told the Business Times in an interview. “It’s ridiculous that the company is run this way.”

That’s why Miller announced Tuesday that he and three others — including the former CFO Chuck Green — have formed a slate of candidates that will vie for control of Crown Castle (NYSE: CCI) at the May 22 annual meeting. Miller, who wants to be executive chairman of the telecommunications company, said Crown Castle needs to get back to its roots.

Crown Castle, with $6 billion in annual revenue, is based in Houston but a predecessor company, Crown Communications, was founded in Green Tree in 1980 and grew to a major cell phone tower owner/operator with a big operation at Southpointe in Canonsburg before being acquired by Miller’s company, Castle Tower, in 1997. Crown Castle has retained more than 1,200 employees at Southpointe and is one of Washington County’s biggest employers.

But that was threatened in October with word Crown Castle would be leaving Southpointe and requiring employees to move to the Houston region if they wanted to keep their jobs. The decision riled employees amid other changes to the company and a previous round of budget cuts that led to the closing of two of four offices at Southpointe and the layoff of hundreds of employees companywide. The decision was later rescinded.

It was hardly the only turmoil at Crown Castle in 2023: Elliott Investment Management LP, which owns about $2 billion in the company’s stock, announced in December that it was in favor of drastic change in executive leadership and the board. Elliott said it and other big shareholders said CEO Jay Brown had severely underperformed and the board wasn’t willing to make the changes necessary. That set off a chain of events that included Brown’s retirement and the appointment of an interim CEO; the changing of three members of the board, including a new member from Elliott; and the decision by the board to review whether to keep its fiber optics business.

Crown Castle and its board of directors released a statement Tuesday saying that the company’s new direction was bearing fruit and not recommending a vote for Miller and his slate of candidates.

“The Crown Castle Board and management team are confident in the actions the company is taking to remain well positioned for long-term success and shareholder value creation,” the company said. “In particular, during the last two months the company has made significant strides forward toward creating a stronger and more valuable Crown Castle.”

Crown Castle shares, which are down 20% over the past year, remain down 6.6% year-to-date on the New York Stock Exchange.

Miller’s point: There’s something wrong at the company.

“Not only do I believe it but major shareholders believe that and the market has spoken,” Miller said. He said there’s been a persistent 20% differential between the value of Crown Castle and its peers.

“That started when they made their last fiber acquisition,” Miller said. Miller, like Elliott, believes the fiber business has to go.

“I don’t think it’s the right asset for Crown Castle to manage,” Miller said. “We want to sell it and we’ve put together a proposal to sell it and we’ve offered it up to the company.”

That included putting together a data room and working with outside consultants to determine the value of the asset, which Miller’s company — Boots Capital — believes can be sold for between $12 billion and $15 billion. The funds will allow Crown Castle to pay down its debt and have a $1.9 billion share buyback, and return it to a pure-play cell phone tower company.

But he said the board of directors has been entrenched and don’t want to support his plan. For its part, Crown Castle said it’s met with Miller, potential directors from the slate and advisers over the past several months.

“While we recognize Mr. Miller’s contributions to the formation of Crown Castle more than 20 years ago, Boots Capital’s nominees do not possess the relevant expertise and experience to successfully oversee Crown Castle’s strategy,” the company said Tuesday.

The strategy, the statement said, includes a strategic review of the fiber business, the three new independent directors and the appointment of Interim CEO Tony Melone.

Miller said he’s willing to step in as executive chairman, and that he has remained in the industry even after leaving Crown Castle. He bristles at the company’s suggestion Tuesday that he hasn’t been.

“We never really left the business and as a matter of fact, we’ve been working with the company through some portfolio companies we’ve invested in that work in and around the tower business,” Miller said.

Miller gives credit to Elliott for raising issues.

“I think we can work hand in glove with Elliott,” Miller said. “We can accomplish what they wanted to accomplish.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe the Participants’ (as defined below) objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Boots Capital (as defined below) or any of the other Participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Boots Capital or the other Participants that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Boots Capital nor any Participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Boots Capital and the other Participants do not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Boots Capital and the other Participants (as defined below) intend to file a preliminary proxy statement and accompanying GOLD universal proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”) of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”).

The participants in the proxy solicitation are currently anticipated to be Boots Parallel 1, LP, Boots, LP (and together with Boots Parallel 1, LP, the “Boots Funds”), Boots Capital Management, LLC (“Boots Capital”), Boots GP, LLC (“Boots GP”), 4M Management Partners, LLC (“4M Management Partners”), 4M Investments, LLC (“4M Investments”), WRCB, L.P. (“WRCB”), Theodore B. Miller, Jr. and Tripp H. Rice (collectively, the “Boots Parties”); and Charles Campbell Green III and David P. Wheeler (together with Mr. Miller and Mr. Rice, the “Boots Nominees,” and together with the Boots Parties, the “Participants”).

Boots GP, as the general partner of each of the Boots Funds, and 4M Management Partners, as the investment advisor of each of the Boots Funds, may each be deemed to beneficially own interests in an aggregate of 784,009 shares of the Corporation’s common stock, $0.01 par value (the “Common Stock”) held in the Boots Funds (including interests in 182,997 shares of Common Stock underlying over-the-counter forward purchase contracts and interests in 601,012 shares of Common Stock underlying over-the-counter share option contracts). WRCB beneficially owns interests in 135 shares of Common Stock underlying a call option. Mr. Miller has direct ownership of 200 shares of Common Stock, which includes 100 shares of Common Stock held of record and 100 shares of Common Stock held of record as tenant in common with his wife. In addition, Mr. Miller may be deemed to beneficially own interests in an aggregate of 784,716.958 shares of Common Stock (which includes interests in 784,009 shares of Common Stock held by the Boots Funds, which Mr. Miller may be deemed to beneficially own as the President and managing member of 4M Management Partners and a Manager and the President of Boots GP, interests in 400 shares of Common Stock underlying call options owned beneficially and as a tenant in common with his wife, interests in 135 shares of Common Stock underlying a call option owned beneficially by WRCB, which Mr. Miller may be deemed to beneficially own as sole member of one of the general partners of WRCB, and 172.958 shares of Common Stock held through the Corporation’s 401(k) Plan in the Crown Castle Stock Fund. Mr. Rice is the record holder of 100 shares of Common Stock and, as the Vice President of 4M Management Partners and a Manager and the Vice President of Boots GP, Mr. Rice may be deemed to beneficially own interests in 784,009 shares of Common Stock held by the Boots Funds. Mr. Green beneficially owns 1,736 shares of Common Stock in joint tenancy with his wife. All of the foregoing information is as of the date hereof unless otherwise disclosed.

IMPORTANT INFORMATION AND WHERE TO FIND IT

BOOTS CAPITAL STRONGLY ADVISES ALL SHAREHOLDERS OF CROWN CASTLE TO READ THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, AS WELL AS PROXY MATERIALS FILED BY CROWN CASTLE AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.